SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934






                        Date of Report - January 25, 2001
                        (Date of earliest event reported)




                          Pre-Paid Legal Services, Inc.
             (Exact name of registrant as specified in its charter)


                          (Commission File No. 1-9293)



              Oklahoma                                   73-1016728
      (State of Incorporation)                 (IRS Employer Identification No.)



         321 East Main Street
            Ada, Oklahoma
                                                          74821-0145
(Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code:     (580) 436-1234

ITEM 9.  REGULATION FD DISCLOSURE.

Pre-Paid Legal Services, Inc. (the "Company") has included the following information pursuant to Regulation FD:

INTRODUCTION

The Company is in the business of providing prepaid legal expense plans, which are sold primarily through a multi-level marketing structure. The Company advances commissions to its sales associates. The Company initially records the commission advances on its balance sheet and then charges the advances to commission expense in proportion to premium revenue recognized. The commission advances are the result of our paying up to a 3-year commission advance when a sales associate sells a membership. The accounting treatment of these commission advances has been appropriately and accurately disclosed in the Company's previous Forms 10-K.

However, over the past 2 months, the accounting treatment of these commission advances has become a subject of public discussion by others. The primary purpose of the information presented herein is to provide details regarding the accounting treatment of these commission advances and expenses in response to the public discussion. We have over 20 years of actual membership sales, renewal and cancellation experience, which indicates the commission advances currently on our balance sheet are recoverable given our actual membership retention rates. And, while we focus on retention rates as opposed to an average life calculation, an independent actuary calculates the expected lifetime value of our memberships to be more than 6 years of revenue as summarized at the end of this filing. A "short" report also stated that our membership growth requires high growth rates in the recruitment of new sales associates. In fact, over the last 5 years, our compound annual growth rate in new memberships has been three times the compound annual growth of our new sales associates because we have improved our sales force productivity.

We have been in business for nearly 30 years. Over that time we have developed a business model we believe is economically sound. Over the past 6 years, that model has allowed us to generate membership fees of over $600 million, from which we have paid our sales associates nearly $300 million in commissions and our provider law firms more than $200 million. In the last 2 years, we have spent more than $49 million to repurchase shares of our common stock and still have more than $40 million in cash and investments at December 31, 2000. We have no debt and have not raised equity since 1994. We currently have more than 1 million active memberships, which will generate significant future cash flow. We reported net income of $38.9 million, $30.2 million and $17.5 million for 1999, 1998 and 1997, respectively, and cash flows from operating activities of $17.6 million, $9.9 million and $14.5 million for the same periods.

We believe the information contained in the Company's prior reports and in this filing demonstrates that our accounting policies are appropriate and that our financial statements have been and continue to be prepared in accordance with generally accepted accounting principles ("GAAP"). Our independent certified public accountants, Deloitte & Touche LLP, audit our financial statements annually, and have done so since 1994.

COMMISSION ADVANCES AS AN ASSET

We believe that our accounting for commission expense and commission advances is in accordance with GAAP for the following reasons:

FASB Concept Statement No. 6, "Elements of Financial Statements," says, "assets are probable future economic benefits obtained or controlled by a particular entity as a result of past transactions or events." The Company's commission advances, which are triggered by the sale of a membership in one of the Company's legal service plans, conform to that definition. The commission advances relate directly to memberships that represent a future economic benefit (a stream of future cash payments) to be received by the Company as a result of a past transaction (the original membership sale).

FASB Concept Statement No. 6, paragraph 80 further states that an expense is "a using up of assets ... from rendering services or carrying out other activities that constitute the entity's ongoing major or central operations." For the Company, providing legal services to its legal plan members in exchange for monthly membership fees "constitutes our ongoing major or central operations". The Company's historical accounting policy appropriately recognizes the recovery of commission advances and the expensing of commission costs as we are "rendering services" in exchange for monthly membership fees.

FASB Concept Statement No. 6, paragraph 145, states "accrual accounting uses accrual, deferral, and allocation procedures whose goal is to relate revenues, expenses, gains and losses to periods to reflect an entity's performance during a period instead of merely listing its cash receipts and outlays." The Company's policy of recognizing commission expense in proportion to the revenue recognized attempts to relate revenues and expenses "to reflect" our "performance during a period instead of merely listing" our "cash receipts and outlays."

Finally, FASB Statement 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" states "In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized." In this filing, we clearly show that the "expected future cash flows (undiscounted and without interest charges)" associated with the commission advances currently on our balance sheet is more than 150% of the carrying amount of those commission advances.

Since the key issue with respect to commission advances is recoverability, the remainder of this document addresses our membership retention rate, our actual commission advances, the recoverability of our commission advances and our unit economic model. It also addresses membership growth and the expected lifetime value of a membership.

MEMBERSHIP RETENTION RATE

Our membership retention rate is based on a month-to-month analysis of the members who continue to make payments to the Company. The Company monitors its overall membership retention rate, as well as the retention rates with respect to memberships sold by individual associates and agents and retention rates with respect to membership sales by geographic region and payment method. The following chart sets forth our overall membership retention rates based on our actual experience over the last 20 years: (For example, 53.37% of members were still paying 1-year after those members purchased a membership. Of those 53.37% who were still paying 1-year after purchasing a membership, 69.27% were still paying 2-years after purchasing a membership. Thus, 2-years after purchasing a membership, 36.97% (53.37% * 69.27%) remain as paying members, etc.)

                         Membership Retention

                        Yearly      End of Year     Average
            Year       Retention      Members       Members
            ----       ---------      -------       -------
             0         100.00%        100.00
             1         53.37%          53.37         76.69
             2         69.27%          36.97         45.17
             3         77.52%          28.66         32.82
             4         82.34%          23.60         26.13
             5         84.96%          20.05         21.83
             6         86.68%          17.38         18.72
             7         88.32%          15.35         16.37
             8         89.51%          13.74         14.55
             9         90.54%          12.44         13.09
            10         91.32%          11.36         11.90
            11         91.90%          10.44         10.90
            12         92.72%           9.68         10.06
            13         93.18%           9.02          9.35
            14         93.24%           8.41          8.72
            15         93.10%           7.83          8.12
            16         92.46%           7.24          7.54
            17         93.37%           6.76          7.00
            18         93.49%           6.32          6.54
            19         95.41%           6.03          6.18
            20         95.19%           5.74          5.89

Obviously, we cannot know for sure what the retention rate for new members will be, but have no reason to think they will decline. Membership data through December 31, 2000 indicates current membership retention rates virtually identical to those in the chart above. And, given our continued effort to increase the value of our product and our constant focus on member service, we would expect future retention rates to remain consistent.

We use the membership retention rate to estimate the future revenues from our memberships and the related earned commissions and other expenses.

ACTUAL COMMISSION ADVANCES

We advance our sales associates a maximum of 3 years commission when a membership is sold. However, the average commission advance paid to our sales associates as a group is actually less than 3 years for the following reasons:
First, some associates choose not to receive a 3-year advance. Second, some of our specialty products pay less than a 3-year advance. Third, the sales associate receives less of a commission advance if the associate has commission advances outstanding on lapsed memberships. Finally, because each individual associate's book of business is maintained on an aggregate basis, any residual commission within that book of business (defined as commission on an individual membership after the advance has been earned) first reduces any remaining commission advances prior to being paid to that sales associate.

In our periodic filings with the Securities and Exchange Commission, we disclose the dollar amount of commission advances paid to our sales associates, the number of new members and the commission rate. This, combined with the average new membership fee, yields the average number of years commission we are actually advancing to our sales associates. The following chart details this activity:

                                                                2000          1999          1998          1997
                                                                ----          ----          ----          ----


Actual commission advances                           A        $97,480,000   $74,800,000   $51,400,000   $38,100,000
New memberships                                      B            670,118       525,352       391,827       283,723
Commissions advance per membership               C = A / B        $145.47       $142.38       $131.18       $134.29
Average annual fee for new memberships               D            $255.77       $249.45       $240.47       $241.84
Commission advance as a % of average annual fee  E = C / D         56.88%        57.08%        54.55%        55.53%
Commission rate per income statement                 F             24.66%        23.80%        22.05%        21.80%

                                                           ---------------------------------------------------------
           Number of Years Advanced                E / F            2.31          2.40          2.47          2.55
                                                           ---------------------------------------------------------

Therefore, the average commission advance in 2000 was 2.31 years and in 1999 was
2.40 years, etc.

RECOVERABILITY OF COMMISSION ADVANCES

The Company recovers commission advances as membership fees are collected. When fees are paid by members, the commission portion of that cash payment is credited to the associate's commission advance.

On memberships that lapse prior to the commission advance being recovered, the Company recovers commissions in two ways. 50% of the unearned commission advance is recovered from future sales commissions otherwise due the associate. The remaining 50% is recovered from commissions otherwise due the associate on prior sales. If there are no new sales made by the associate, 100% of the unearned commission advance is recovered from commissions otherwise due on prior sales.

Associates who fail to meet the Company's vesting requirements contractually give up the right to receive any future commissions from memberships they have written and are placed in a pool with all other such "D status" associates. A sales associate is considered to be "vested" if he or she continues to sell at least three new memberships per quarter or if he or she retains a personal membership. The recoverability of the advance commissions for this pool of "D status" associates is evaluated based on the projected commission earnings of that pool. The $22.6 million of advanced commissions to "D status" sales associates as of December 31, 2000 is estimated to be recoverable based on the $26.1 million estimate of future earned commissions as set forth in the table below.

The table below shows our commission advance experience in years 2000, 1999 and 1998.



Commission Advance Detail
                                                                                  (in thousands)
                                                                                  --------------
                                                                    12/31/00         12/31/99         12/31/98
                                                                    --------         --------         --------
Advanced commissions -  Active sales associates                      148,900          108,938           75,515
Advanced commissions -  "D status" sales associates                   22,585           16,194           10,364
Allowance for unrecoverable commission advances                       (4,544)          (4,544)          (3,994)
Net commission advances                                         --------------------------------------------------
                                                                     166,941          120,588           81,885
                                                                ==================================================


Projected earned commissions-  Active sales associates               228,269          171,935          110,554
Projected earned commissions -  D status sales associates             26,056           16,369            9,868
Total projected earned commissions                              ---------------------------------------------------
                                                                     254,325          188,304          120,422
                                                                ---------------------------------------------------
Projected earned commissions/Advanced commissions                      152%             156%             147%
                                                                ---------------------------------------------------



Commission Advance Summary
                                                                                  (in thousands)
                                                                                  --------------
                                                                      2000             1999             1998
                                                                      ----             ----             ----

Beginning commission advances, net of reserve                        120,588           81,885           53,743
Commission advances                                                   97,480           74,800           51,400
Recovery of advanced commissions & renewals (note 1)                 (51,127)         (35,547)         (23,008)
Additions to the reserve (note 1)                                          -             (550)            (250)
                                                                ---------------------------------------------------
Ending commission advances, net                                      166,941          120,588           81,885
                                                                ===================================================

Note 1: Commission expense presented in the statement of income of $52.2 million, $37.4 million and $24.3 million for the years ended December 31, 2000, 1999 and 1998, respectively, includes additions to the reserve account and earned commissions paid to associates after recovery of commission advances.


We examine, at the end of each quarter, on an associate-by-associate basis, the estimated recoverability of each active associate's commission advance by estimating the associate's future earned commissions. For those active associates whose future commission (based on existing memberships sold) is not adequate to fully recover the existing commission advance, we adjust our existing allowance account accordingly. Any increase in our reserve account is immediately expensed as additional commission expense.

Our analysis of the recoverability of commission advances uses the assumption that the associate does not write any new memberships. Obviously, to the extent that the associate does write new memberships, the Company would have an additional source to recover advance commissions.

We believe our assumptions compare favorably to traditional insurance companies. Some life insurance companies that sell term life insurance advance from 100 to 150% of first year premium. The average life of a term life policy is 7.5 years, and has, over many years, proven to be more than adequate to recoup 100 to 150% of first year premium advanced commissions.

The Company currently advances approximately 57% (25% annual commission X 2.31 years) of first year fees on its memberships. The Company firmly believes that its membership retention, combined with the chargebacks made for cancellations, will be more than adequate to recoup our commission advances.

UNIT ECONOMIC MODEL

The following economic model clearly demonstrates that our commission advances should be characterized as an asset by analyzing the economics of 100 memberships in terms of the recoverability of the commission advance and cash flow assuming a 2.5 year commission advance rate and current retention rates, expenses and no future sales by the associate.



-----------------------------------------------------------------
Assumptions:
New memberships                  100
Annual membership fee         $  240
Expenses:
  Provider law firms              34% of annual membership fees
  Commission                      25% of annual membership fees
  G&A                             10% of annual membership fees
Commission advance rate            2.5years
Tax rate                          35%
-----------------------------------------------------------------
Internal rate of return of column B - 36.83%

                                                                 After - Tax
                                                      After-Tax   Cumulative                Cumulative
                Yearly     Average      Commission       Cash        Cash        Earned       Earned
    Year      Retention    Members        Advance        Flow        Flow      Commission   Commission
--------------------------------------------------------------------------------------------------------
                                             A            B                        C
     0                                   (15,000)        (9,750)      (9,750)
     1           53%          77                           6,699      (3,051)        4,601        4,601
     2           69%          45                           3,946          895        2,710        7,311
     3           78%          33                           2,867        3,762        1,969        9,280
     4           82%          26                           2,283        6,044        1,568       10,848
     5           85%          22                           1,906        7,951        1,309       12,157
     6           87%          19                           1,635        9,586        1,123       13,280
     7           88%          16                           1,429       11,015          982       14,262
     8           90%          15                             703       11,718          873       15,134
     9           91%          13                             633       12,351          785       15,920
     10          91%          12                             575       12,927          714       16,634
     11          92%          11                             527       13,454          654       17,288
     12          93%          10                             486       13,940          604       17,891
     13          93%          9                              452       14,392          561       18,452
     14          93%          9                              421       14,814          523       18,975
     15          93%          8                              393       15,207          487       19,462
     16          92%          8                              364       15,571          452       19,914
     17          93%          7                              338       15,909          420       20,334
     18          93%          7                              316       16,226          392       20,726
     19          95%          6                              299       16,524          370       21,097
     20          95%          6                              285       16,809          353       21,450


               Column A  Equals {$240 (fee) X 100 (members) X 25% (commission) X
                         2.5 (years advanced)}
       Column B - Year 0 Equals { (advance) X (1 - tax rate) }
  Column B - Years 1 - 8 Equals { avg. members X  240 (fee) X  after-tax  margin excluding commission expense }
Column B - Years 9 - 20  Equals { avg. members X  240 (fee) X  after-tax  margin including commission expense since the commission advance has been fully recovered}
                Column C Equals { avg. members X 240 (fee) X 25% (commission) }

As illustrated above, our direct cash cost of commissions advanced to acquire 100 memberships is recouped in after-tax cash flow to the Company in less than 2 years, and, assuming no additional sales, the commission advance is fully earned in the 8th year. After that time, the associate would begin to earn residual commission. The internal rate of return on our commission advance asset to the Company is 36%.

This model is based on the assumptions described. These may or may not occur as projected.

MEMBERSHIP GROWTH

The growth in new sales associates is a factor in our growth, but a more important factor is productivity. Previously disclosed information clearly indicates that our membership growth has not required equivalent growth in new sales associates. Since 1995 the number of active members has grown at a compounded annual rate of more than 39%, new memberships written have grown at a compounded annual rate of more than 43% while the number of new sales associates has grown at a compounded annual rate of 14%. We have grown our new membership more than 3 times faster than the number of new sales associates. This is due to our emphasis on training our associates to be more productive. We continue to seek methods to improve sales force productivity.


EXPECTED LIFETIME VALUE OF A MEMBERSHIP

An independent actuary has determined the "expected lifetime value" of the Company's membership based on our monthly retention data (summarized earlier in this filing) over the past 20 years to be more than 6 years. The methodology the independent actuary used is detailed below:


                       Expected Lifetime Value
                       -----------------------
                             Years Paid
                                  X
                               Average        Average
                  Year         Members        Members
                  ----         -------        -------
                    0
                    1           76.69          76.69
                    2           45.17          90.34
                    3           32.82          98.45
                    4           26.13         104.52
                    5           21.83         109.13
                    6           18.72         112.29
                    7           16.37         114.56
                    8           14.55         116.36
                    9           13.09         117.81
                   10           11.90         119.00
                   11           10.90         119.90
                   12           10.06         120.72
                   13            9.35         121.55
                   14            8.72         122.01
                   15            8.12         121.80
                   16            7.54         120.56
                   17            7.00         119.00
                   18            6.54         117.72
                   19            6.18         117.33
                   20            5.89         117.70
                 Totals      -----------   ------------
                               357.52 A     2,257.42 B
                             ===========   ============
              Expected Membership lifetime  6.31 years of
                        value (B / A)          revenue



The expected lifetime value calculation above is shown for illustrative purposes only. There are numerous methods to estimate lifetimes of insurance policies or memberships and depending on the methodology used, alternative answers may result. An absolute number for expected life is not necessarily a number we use in analyzing or managing our business. We analyze and manage our business as depicted in the unit economic model included earlier in this filing.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

All statements in this report concerning the Company other than purely historical information, including, but not limited to, statements relating to the Company's future plans and objectives, expected operating results and assumptions relating to future performance constitute "Forward-Looking Statements" within the meaning of Section 21E of the Securities Exchange Act of 1934 and are based on the Company's historical operating trends and financial condition as of December 31, 2000 and other information currently available to management. The Company cautions that the Forward-Looking Statements are subject to all the risks and uncertainties incident to its business, including but not limited to risks relating to the marketing of its memberships, membership persistency, regulation and competition risks and the risk relating to the continued active participation of its principal executive officer, Harland C. Stonecipher. Moreover, the Company may make acquisitions or dispositions of assets or businesses, enter into new marketing arrangements or enter into financing transactions. None of these can be predicted with certainty and, accordingly, are not taken into consideration in any of the Forward-Looking Statements made herein. For all of the foregoing reasons, actual results may vary materially from the Forward-Looking Statements.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          PRE-PAID LEGAL SERVICES, INC.


                          By:   /s/ Randy Harp
                          -------------------------------------------------
                                Randy Harp
                                Chief Operating Officer

Date:  January 25, 2001